Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Katie Strohacker, Director, Investor Relations
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2014 Second Quarter Results

Normalized FFO Per Share of $0.87 in 2Q14 vs. $0.78 in 2Q13

Comparable Property RevPAR Growth of 11.2% for Hotels Not Under Renovation

Newton, MA (August 11, 2014).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and six months ended June 30, 2014.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$48,749	$37,256	$81,133	$56,665
Net income available for common shareholders per share	$0.33	$0.27	$0.54	$0.43
Normalized FFO (1)	$129,687	$109,210	$242,358	$202,412
Normalized FFO per share	$0.87	$0.78	$1.62	$1.53
Adjusted EBITDA (1)	$170,654	$153,668	$324,754	$291,145
Adjusted EBITDA growth	11.1%	—	11.5%	—

Hotel Portfolio Performance
Comparable RevPAR	$89.21	$82.20	$83.62	$76.57
Comparable RevPAR growth	8.5%	—	9.2%	—
Comparable RevPAR (excluding hotels under renovation)	$89.92	$80.85	$85.38	$76.51
Comparable RevPAR growth (excluding hotels under renovation)	11.2%	—	11.6%	—
Coverage of HPT’s minimum returns and rents (all hotels)	1.09x	1.04x	0.92x	0.88x

(1)                     Reconciliations of net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, Normalized FFO, earnings before interest, taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA appear later in this press release.

John Murray, President and Chief Operating Officer of Hospitality Properties Trust, made the following statement regarding today’s announcement:

“We are very pleased with the portfolio’s operating performance in the second quarter of 2014.  Our Normalized FFO per share increased approximately 11.5% from the second quarter of 2013.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange. No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Our hotel portfolio outperformed industry RevPAR for the seventh quarter in a row.  I believe these results reflect the success of our extensive hotel renovation program.”

Results for the Three and Six Months Ended June 30, 2014 and Recent Activities:

•             Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended June 30, 2014 was $48.7 million, or $0.33 per share, compared to $37.3 million, or $0.27 per share, for the quarter ended June 30, 2013.

Net income available for common shareholders for the six months ended June 30, 2014 was $81.1 million, or $0.54 per share, compared to $56.7 million, or $0.43 per share, for the six months ended June 30, 2013.

•            Normalized FFO: Normalized FFO for the quarter ended June 30, 2014 were $129.7 million, or $0.87 per share, compared to Normalized FFO for the quarter ended June 30, 2013 of $109.2 million, or $0.78 per share.  The $0.09, or 11.5%, increase in Normalized FFO per share is due primarily to increases in annual minimum returns and rents that resulted from HPT’s funding of improvements to its hotels and travel centers and the impact of HPT’s hotel acquisitions since April 1, 2014.

Normalized FFO for the six months ended June 30, 2014 were $242.4 million, or $1.62 per share, compared to Normalized FFO for the six months ended June 30, 2013 of $202.4 million, or $1.53 per share.

•            Adjusted EBITDA: Adjusted EBITDA for the quarter ended June 30, 2014 compared to the same period in 2013 increased 11.1% to $170.7 million.

Adjusted EBITDA for the six months ended June 30, 2014 compared to the same period in 2013 increased 11.5% to $324.8 million.

•            Comparable Hotel RevPAR:  For the quarter ended June 30, 2014 compared to the same period in 2013 for HPT’s 288 hotels that it owned continuously since April 1, 2013, or comparable hotels: average daily rate, or ADR, increased 6.2% to $113.50; occupancy increased 1.7 percentage points to 78.6%; and revenue per available room, or RevPAR, increased 8.5% to $89.21.

For the six months ended June 30, 2014 compared to the same period in 2013 for HPT’s 288 comparable hotels that it owned continuously since January 1, 2013: ADR increased 4.8% to $111.94; occupancy increased 3.0 percentage points to 74.7%; and RevPAR increased 9.2% to $83.62.

•            Comparable RevPAR for Hotels Not Under Renovation: During the quarter ended June 30, 2014, HPT had 21 comparable hotels under renovation for all or part of the quarter.  For the quarter ended June 30, 2014 compared to the same period in 2013 for HPT’s 267 comparable hotels not under renovation: ADR increased 6.2% to $112.12; occupancy increased 3.6 percentage points to 80.2%; and RevPAR increased 11.2% to $89.92.

During the six months ended June 30, 2014, HPT had 29 comparable hotels under renovation for all or part of the period.  For the quarter ended June 30, 2014 compared to the same period in 2013 for HPT’s 259 comparable hotels not under renovation: ADR increased 4.6% to $111.46; occupancy increased 4.8 percentage points to 76.6%; and RevPAR increased 11.6% to $85.38.

•            Hotel Coverage of Minimum Returns and Rents: For the three months ended June 30, 2014, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels was 1.09x.

As of June 30, 2014, approximately 69% of HPT’s aggregate annual minimum returns and rents from its hotels were secured by guarantees and security deposits from HPT’s managers and tenants pursuant to the terms of its hotel operating agreements.

•            Dividend: On July 10, 2014, HPT announced its regular quarterly common share distribution of $0.49 per common share ($1.96 per share per year).

•            Investment and Disposition Activity: In April 2014, HPT sold its Sonesta ES Suites branded hotel in Myrtle Beach, SC for net proceeds of $4.2 million.

In May 2014, HPT acquired a 240 room full service hotel located in Ft. Lauderdale, FL for $65.0 million, excluding closing costs.  HPT converted this hotel to a “Sonesta” brand hotel and added it to its management agreement with Sonesta International Hotels Corporation, or Sonesta.

•            Capital Markets: In July 2014, HPT announced it will redeem at par plus accrued interest all $280.0 million of its 5 1/8% Senior Notes due 2015 on August 15, 2014.

Tenants and Managers: As of June 30, 2014, HPT had nine operating agreements with seven hotel operating companies for 291 hotels with 44,111 rooms, which represented 67% of HPT’s total annual minimum returns and rents.

•            Marriott Agreements: During the three months ended June 30, 2014, 122 hotels owned by HPT were operated by subsidiaries of Marriott International, Inc. (NASDAQ: MAR), or Marriott, under three agreements. Marriott agreement No. 1 includes 53 hotels and provides for annual minimum return payments to HPT of up to $67.7 million (approximately $16.9 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses.  During the three months ended June 30, 2014, HPT realized returns under its Marriott No. 1 agreement of $18.8 million, including the recovery of $1.9 million of minimum return shortfalls from the first quarter of 2014. Marriott agreement No. 234 includes 68 hotels and requires annual minimum returns to HPT of $105.9 million (approximately $26.5 million per quarter). During the three months ended June 30, 2014, HPT realized returns under its Marriott No. 234 agreement of $26.3 million.  During the three months ended June 30, 2014, $2.5 million of payments made to HPT under Marriott’s guaranty during the first quarter of 2014 were repaid from the net operating results these hotels generated during the period in excess of the guaranty threshold.  At June 30, 2014, there was $30.7 million remaining under Marriott’s guaranty for the Marriott No. 234 agreement to cover future payment shortfalls for up to 90% of the minimum returns due to HPT. Marriott agreement No. 5 includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due HPT for this hotel for the three months ended June 30, 2014 of $2.5 million was paid to HPT.

•            InterContinental Agreement: During the three months ended June 30, 2014, HPT realized returns/rents of $34.9 million under its management agreement with subsidiaries of InterContinental

Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental, which includes 91 hotels and requires annual minimum returns/rent to HPT of $139.5 million (approximately $34.9 million per quarter).  During the three months ended June 30, 2014, HPT replenished the available security deposit by $3.3 million for the payments HPT received during the period in excess of the minimum returns due to HPT for the period.  At June 30, 2014, the available security deposit which HPT held to cover future payment shortfalls was $32.9 million.

•            Other Hotel Agreements: As of June 30, 2014, HPT’s remaining 78 hotels are operated under five agreements: one management agreement with Sonesta (22 hotels) requiring annual minimum returns of $67.4 million (approximately $16.9 million per quarter); one management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels), requiring annual minimum returns of $27.0 million per year (approximately $6.8 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million (approximately $5.5 million per quarter); one management agreement with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels), requiring annual minimum returns of $12.9 million (approximately $3.2 million per quarter); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC) (1 hotel) requiring annual minimum rent of $6.0 million (approximately $1.5 million per quarter). Minimum returns and rents due HPT are partially guaranteed under the Wyndham, Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses.  The payments due to HPT under these agreements for the three months ended June 30, 2014 were paid to HPT.

•            Travel Center Agreements: As of June 30, 2014, HPT had two leases with TA for 185 travel centers located along the U.S. Interstate Highway system which represent 33% of HPT’s total annual minimum returns and rents. As of June 30, 2014, all payments due to HPT from TA under these leases were current. Coverage data for the three months ended June 30, 2014 for TA is currently unavailable.

Conference Call:

On Monday, August 11, 2014, at 1:00 p.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter ended June 30, 2014. The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Monday, August 11, 2014 and will run through Monday, August 18, 2014.  To hear the replay, dial (320) 365-3844.  The replay pass code is 332526.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s second quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Second Quarter 2014 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 44 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO, Normalized FFO, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT $30.7 MILLION REMAINED, AS OF JUNE 30, 2014, TO PARTIALLY FUND MINIMUM PAYMENT SHORTFALLS UNDER THE TERMS OF A LIMITED GUARANTY PROVIDED BY MARRIOTT. THIS STATEMENT MAY IMPLY THAT MARRIOTT WILL FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS WILL NOT EXHAUST THE GUARANTY. HOWEVER, THIS GUARANTY EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES.

•                  THIS PRESS RELEASE INDICATES THAT HPT IS HOLDING A SECURITY DEPOSIT TO COVER THE SHORTFALL IN MINIMUM PAYMENTS REQUIRED UNDER ITS INTERCONTINENTAL AGREEMENT, AND THAT THE REMAINING AVAILABLE SECURITY DEPOSIT TO COVER FUTURE PAYMENT SHORTFALLS WAS $32.9 MILLION AS OF JUNE 30, 2014. THERE CAN BE NO ASSURANCE REGARDING THE AMOUNT OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER THIS AGREEMENT, AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNT OF THE SECURITY DEPOSIT HPT HOLDS. MOREOVER, THE SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, IF HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, HPT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT AS OF JUNE 30, 2014, APPROXIMATELY 69% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS FOR ITS HOTELS WERE SECURED BY GUARANTEES AND SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. FURTHER, THE SECURITY DEPOSITS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT HPT WILL REDEEM ALL OF ITS OUTSTANDING 5 1/8% SENIOR NOTES DUE 2015.  IF PRESENTLY UNFORESEEN CIRCUMSTANCES OCCUR, THE EXPECTED REDEMPTION OF THE 5 1/8% SENIOR NOTES DUE 2015 MAY BE DELAYED OR NOT COMPLETED.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Hotel operating revenues (1)	$387,248	$349,877	$717,184	$641,528
Rental income (1)	63,736	61,856	127,122	124,068
FF&E reserve income (2)	916	589	1,844	1,192
Total revenues	451,900	412,322	846,150	766,788

Expenses:
Hotel operating expenses (1)	270,778	248,543	501,395	455,192
Depreciation and amortization	78,763	73,598	157,050	145,878
General and administrative	13,166	11,918	24,631	24,062
Acquisition related costs (3)	162	1,814	223	2,090
Loss on asset impairment (4)	—	2,171	—	2,171
Total expenses	362,869	338,044	683,299	629,393

Operating income	89,031	74,278	162,851	137,395

Interest income	25	60	50	79
Interest expense (including amortization of deferred financing costs and debt discounts of $1,354, $1,524, $3,184 and $3,036, respectively)	(34,941)	(35,014)	(70,309)	(70,202)
Loss on early extinguishment of debt (5)	—	—	(214)	—
Income before income taxes and equity in earnings of an investee	54,115	39,324	92,378	67,272
Income tax benefit (expense) (6)	(455)	5,950	(1,071)	5,432
Equity in earnings of an investee	125	79	28	155
Income before gain on sale of real estate	53,785	45,353	91,335	72,859
Gain on sale of real estate (7)	130	—	130	—
Net income	53,915	45,353	91,465	72,859
Preferred distributions	(5,166)	(8,097)	(10,332)	(16,194)
Net income available for common shareholders	$48,749	$37,256	$81,133	$56,665

Weighted average common shares outstanding	149,753	139,743	149,695	132,624

Net income available for common shareholders per share	$0.33	$0.27	$0.54	$0.43

See Notes on pages 9 and 10

HOSPITALITY PROPERTIES TRUST

RECONCILIATIONS OF FUNDS FROM OPERATIONS,

NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Calculation of Funds from Operations (FFO) and Normalized FFO: (8)

Net income available for common shareholders	$48,749	$37,256	$81,133	$56,665
Add: Depreciation and amortization	78,763	73,598	157,050	145,878
Loss on asset impairment (4)	—	2,171	—	2,171
Less: Gain on sale of real estate (7)	(130)	—	(130)	—
FFO	127,382	113,025	238,053	204,714
Add: Deferred percentage rent (9)	698	672	1,572	1,282
Acquisition related costs (3)	162	1,814	223	2,090
Estimated business management incentive fees (10)	1,445	567	2,296	1,194
Loss on early extinguishment of debt (5)	—	—	214	—
Less: Deferred income tax benefit (6)	—	(6,868)	—	(6,868)
Normalized FFO	$129,687	$109,210	$242,358	$202,412

Weighted average common shares outstanding	149,753	139,743	149,695	132,624

Per common share amounts:
FFO	$0.85	$0.81	$1.59	$1.54
Normalized FFO	$0.87	$0.78	$1.62	$1.53

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Calculation of EBITDA and Adjusted EBITDA: (11)

Net income	$53,915	$45,353	$91,465	$72,859
Add: Interest expense	34,941	35,014	70,309	70,202
Income tax (benefit) expense (6)	455	(5,950)	1,071	(5,432)
Depreciation and amortization	78,763	73,598	157,050	145,878
EBITDA	168,074	148,015	319,895	283,507
Add: Acquisition related costs (3)	162	1,814	223	2,090
General and administrative expense paid in common shares (12)	1,850	996	2,980	2,095
Loss on early extinguishment of debt (5)	—	—	214	—
Loss on asset impairment (4)	—	2,171	—	2,171
Deferred percentage rent (9)	698	672	1,572	1,282
Less: Gain on sale of real estate (7)	(130)	—	(130)	—
Adjusted EBITDA	$170,654	$153,668	$324,754	$291,145

See Notes on pages 9 and 10

(1)         At June 30, 2014 HPT owned 291 hotels; 288 of these hotels are leased by HPT to its taxable REIT subsidiaries, or TRSs, and managed by hotel operating companies and three hotels are leased to hotel operating companies. At June 30, 2014, HPT also owned 184 travel centers and leased one travel center from a third party through November 15, 2014; all 185 of these travel centers are leased to a travel center operating company under two lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $4,449 and $5,424, less than the minimum returns due to HPT in the three months ended June 30, 2014 and 2013, respectively, and $25,291 and $29,836 less than the minimum returns due to HPT in the six months ended June 30, 2014 and 2013, respectively. When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $1,267 in the three months ended June 30, 2013, and $5,331 and $8,772 in the six months ended June 30, 2014 and 2013, respectively. There was no reduction to hotel operating expenses in the three months ended June 30, 2014.  HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $4,449 and $4,157 in the three months ended June 30, 2014 and 2013, respectively, and $19,960 and $21,064 in the six months ended June 30, 2014 and 2013, respectively, which represent the unguaranteed portions of HPT’s minimum returns from Marriott and from Sonesta.

(2)         Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  HPT owns all the FF&E reserve escrows for its hotels.  HPT reports deposits by its third party tenants into the escrow accounts as FF&E reserve income.  HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(3)         Represents costs associated with HPT’s hotel acquisition activities.

(4)         HPT recorded a $2,171, or $0.02 per share, loss on asset impairment in the second quarter of 2013 in connection with its plan to sell a hotel.

(5)         HPT recorded a $214 loss on early extinguishment of debt in the first quarter of 2014 in connection with amending the terms of its revolving credit facility and term loan.

(6)         HPT recorded a $6,868, or $0.05 per share, income tax benefit in the second quarter of 2013 in connection with the restructuring of certain of its TRSs.

(7)         HPT recorded a $130 gain on sale of real estate in the second quarter of 2014 in connection with the sale of one hotel.

(8)         HPT calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and excludes acquisition related costs, loss on early extinguishment of debt, estimated business management incentive fees and the deferred income tax benefit described above.  HPT considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities.  HPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in its revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital to HPT, HPT’s expectation of its future capital requirements and operating performance, and HPT’s expected needs for and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income, net income available for common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than HPT does.

(9)         In calculating net income in accordance with GAAP, HPT recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Although HPT defers recognition of this revenue until the fourth quarter for purposes of calculating net income, HPT includes these estimated amounts in the calculation of Normalized FFO and Adjusted EBITDA for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

(10)  Amounts represent estimated incentive fees under HPT’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual cash available for distribution per share, as defined, and (ii) beginning in 2014 based on common share total return.  In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense each quarter.  Although HPT recognizes this expense each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

(11)  HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate measures of its operating performance, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with its past operating performance.  EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(12)  Amounts represent the portion of business management fees that are payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, officers and certain employees of HPT’s manager.  Adjustments were made to prior period amounts to conform to the current period Adjusted EBITDA calculation.

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS

Real estate properties:
Land	$1,485,077	$1,470,513
Buildings, improvements and equipment	6,073,936	5,946,852
	7,559,013	7,417,365
Accumulated depreciation	(1,865,135)	(1,757,151)
	5,693,878	5,660,214

Cash and cash equivalents	15,520	22,500
Restricted cash (FF&E reserve escrow)	29,239	30,873
Due from related persons	39,251	38,064
Other assets, net	211,037	215,893
	$5,988,925	$5,967,544

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$40,000	$—
Unsecured term loan	400,000	400,000
Senior notes, net of discounts	2,345,527	2,295,527
Convertible senior notes	8,478	8,478
Security deposits	32,979	27,876
Accounts payable and other liabilities	112,836	130,448
Due to related persons	19,155	13,194
Dividends payable	5,166	5,166
Total liabilities	2,964,141	2,880,689

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 149,775,483 and 149,606,024 shares issued and outstanding, respectively	1,498	1,496
Additional paid in capital	4,114,477	4,109,600
Cumulative net income	2,609,519	2,518,054
Cumulative other comprehensive income	13,053	15,952
Cumulative preferred distributions	(290,317)	(279,985)
Cumulative common distributions	(3,703,553)	(3,558,369)
Total shareholders’ equity	3,024,784	3,086,855
	$5,988,925	$5,967,544